Exhibit 10.4

CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT

          THIS CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT (this "AGREEMENT") dated as of _______________, is entered into between 3Pea Technologies, Inc., a Nevada corporation (the "COMPANY" or "3PEA"), and _____________ ("Investor").

          WHEREAS, 3PEA is seeking $2,500,000 in loans in the form of convertible promissory notes; and

          WHEREAS, Investor desires to invest in 3PEA by purchasing a convertible promissory notes upon the terms and subject to the conditions set forth in this Agreement, and 3PEA desires such an investment; and

          Accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

          As used in this Agreement, the following terms shall have the following meanings:

          "TRANSACTION DOCUMENTS" means this Agreement, the Note, the Accredited Investor Certificate attached hereto as EXHIBIT B and all other certificates, documents, agreements and instruments delivered to Investor under or in connection with this Agreement.

ARTICLE II

PURCHASE AND SALE OF NOTE

          SECTION 2.01   SALE AND ISSUANCE OF NOTE. Subject to the terms and conditions of this Agreement, Investor agrees to purchase at the Closing, and the Company agrees to sell and issue to Investor at the Closing, one Note in the principal amount of ____________ ( $ _________) (the "NOTE") upon receipt of such amount.

          SECTION 2.02   CLOSING.   At the Closing, the Company shall deliver to Investor the Note against payment of the purchase price therefore by check, wire transfer, or a combination thereof.

ARTICLE III

TERMS OF THE NOTE

          SECTION 3.01  INTERESTS.  Interest shall accrue on the unpaid principal amount of each Note from the date of such Note until the maturity thereof, at a rate of 6.0% per annum.  Interest shall be computed as simple annual interest on the basis of a year of 360 days for the actual number of days occurring in the period for which such interest is payable.  Interest accrued on a particular Note will be forgiven upon conversion of such Note into shares of Common Stock.

          SECTION 3.02   REPAYMENT OF THE NOTES.  The principal amount and

accrued interest outstanding under each Note hereunder shall be due and payable on or before the second anniversary of the date of issuance of such Note (the "MATURITY DATE"), unless earlier prepaid under Section 3.03, converted under Section 3.05 (in which event interest will be forgiven).

          SECTION 3.03   PREPAYMENTS.  3PEA may, upon prior notice to Investor not later than 10 Business Days prior to the date of prepayment, prepay the outstanding principal amount and interest under the Note, without premium or penalty.  The notice given of any prepayment shall specify the date and amount of the prepayment and the date of the Note to which such prepayment shall be applied.  The Investor shall have the right to convert note upon notice of prepayment within the notice period.

          SECTION 3.04   PAYMENTS.  3PEA shall make payment under the Notes, unconditionally and in full without set-off, counterclaim or other defense, not later than 5:00 p.m. (Pacific Standard Time) on the Maturity Date in Dollars and in immediately available funds, at the address of Investor (as set forth in Section 8.02 below, which may be amended from time to time in accordance therewith), or to such other office and account of Investor as it from time to time shall designate in a written notice to 3PEA.

          SECTION 3.05 CONVERSIONS OF NOTES.

                  (a)    RIGHT TO CONVERT.  Investor may convert note between March 30, 2006 and March 30, 2007 subject to and upon compliance with the provisions of this Agreement. Investor shall have the right, at its option, to convert the outstanding principal amount under the Note, into the number of fully paid and non-assessable shares of 3PEA Common Stock. This number is obtained by dividing the principal amount under such Note surrendered for conversion by the Conversion Price (as defined below).

                  (b)    EXERCISE OF CONVERSION PRIVILEGE; ISSUANCE OF COMMON STOCK ON CONVERSION; NO ADJUSTMENT FOR INTEREST OR DIVIDENDS.  In order to exercise the right to conversion with respect to a Note, Investor shall surrender the Note and shall give written notice of conversion to 3PEA that Investor elects to convert the Note in said notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of 3PEA Common Stock which shall be issued.

          As promptly as practicable, but in no event more than 15 Business Days after satisfaction of the requirements for conversion set forth above, 3PEA shall issue and shall deliver to Investor, a certificate or certificates for the number of full shares issuable upon conversion. A check or cash will be issued for any fractional shares.

                  (c)    CONVERSION PRICE.  The "CONVERSION PRICE" shall be $1.00, unless the Company has, during the offering period, sold its capital stock for a lower price  in which case such Note will convert at the lower of $1.00 or such lower price, and

                  (d)    EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE.  If any of the following events occur, namely (i) any consolidation, merger or combination of 3PEA with another corporation as a result of which holders of 3PEA Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock (a "Merger"), or (ii) any sale or conveyance of the properties and assets of 3PEA as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock (an "Asset Sale"). In this event, 3PEA or the successor or purchasing corporation, as the case may be, shall execute with Investor an amendment to this Agreement providing that all issued and outstanding Note shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Notes immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance.

                  (e)    RESERVATION OF SHARES; SHARES TO BE FULLY PAID.  3PEA shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares to provide for the conversion of the Notes as such Notes are presented for conversion.  From the execution of this Agreement, 3PEA will take all corporate action which may, in the opinion of its counsel, be necessary in order that 3PEA may validly and legally issue shares of such 3PEA Common Stock at such adjusted Conversion Price.

          3PEA covenants that all shares of 3PEA Common Stock which may be issued upon conversion of Notes will upon issue be fully paid and non-assessable by 3PEA.

          SECTION 3.06    ISSUANCE OF FUTURE WARRANT in order to induce the Purchaser to enter into the aforesaid loan transaction and to make said loan to the Borrowers, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties covenant and agree as follows:

         (a)   Issuance of Warrant at conversion date of Note or upon repayment

         (b)   The Warrant will represent one share for each dollar invested.

         (c)   Upon the Note conversion date between March 30, 2006 and March 30, 2007 , the Company will issue to the Investor a warrant (the "WARRANT") to purchase shares  of Common Stock of the Company (such shares of Common Stock shall be available at  $1.50 with an exercise period between March 30, 2006 and March 30, 2008 ..

          SECTION 3.07 TAXES ON PAYMENTS.  3PEA will not be responsible for any income tax of Investor for interest due on the Note, or stamp duty or other tax due on conversion of the Note into shares of Common Stock.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

          SECTION 4.01   REPRESENTATIONS AND WARRANTIES OF 3PEA.  3PEA hereby represents and warrants to Investor that:

                  (a)    ORGANIZATION, GOOD STANDING AND QUALIFICATION.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.  The Company is not a participant in any joint venture, partnership, or similar arrangement.

                  (b)    CAPITALIZATION AND VOTING RIGHTS.  The authorized capital of the Company consists, or will consist immediately prior to the Closing, of:

(i)    COMMON STOCK.  ______________ shares of Common Stock of which, ________________ shares are outstanding.

 (ii)  The outstanding shares of Common Stock have all been duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom.

                  (c)    AUTHORIZATION.  The execution, delivery and performance of the Transaction Documents and any other agreement contemplated hereunder by 3PEA have been duly authorized by all necessary corporate action of 3PEA.  The shares of Common Stock to be issued upon conversion of the Notes have been or will be duly authorized by all necessary corporate action of 3PEA, and, upon issuance and payment therefor, will be validly issued, fully paid and non-assessable, and issued, upon Investor making appropriate written investment representations to 3PEA upon the conversion of each Note into shares of Common Stock as provided in this Agreement, in compliance with the qualification and registration requirements or exemptions therefrom under all applicable state and federal securities laws.

                  (d)    APPROVALS AND CONSENTS.  No approval, consent or authorization of any natural person, firm, corporation or Governmental Authority which has not heretofore been obtained is necessary for the execution or delivery of this Agreement.

                  (e)    OFFERING.  Subject in part to the truth and accuracy of Investor's representations set forth in Section 4.02 of this Agreement, the offer, sale and issuance of the Notes as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

                  (f)    LITIGATION.  There is no action, suit, proceeding or investigation pending or currently threatened against the Company. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

                  (g)    DISCLOSURE.  The Company has provided Investor with all the information that it has requested for deciding whether to purchase the Notes.

                  (h)    TITLE TO PROPERTY AND ASSETS.  The Company owns its property and assets free and clear of all Liens.

                  (i)    FINANCIAL STATEMENTS.  3PEA has furnished Investor with the the audited balance sheets of 3PEA Technologies, Inc. (A Development Stage Company) as of December 31, 2003 and 2002, and the related statements of operations, stockholders’ deficit, and cash flows for the years ended December 31, 2003 and 2002 and the period from February 21, 2001 (Date of Inception) through December 31, 2003. 3PEA has also provided investor with the interim unaudited financial statements as of September 30, 2004

                  (j)    TAX RETURNS, PAYMENTS AND ELECTIONS.  The Company has filed all tax returns and reports as required by law.  These returns and reports are true and correct in all material respects.  The Company has paid all taxes and other assessments due, except those contested by it in good faith. The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof.

          SECTION 4.02   REPRESENTATIONS AND WARRANTIES OF INVESTOR.  Investor hereby represents and warrants to 3PEA that:

                  (a)    AUTHORIZATION.  Investor has full power and authority to enter into this Agreement and the Transaction Documents, and each such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

                  (b)    PURCHASE ENTIRELY FOR OWN ACCOUNT.  This Agreement is made with Investor in reliance upon its representation to 3PEA, which by its execution hereof Investor hereby confirms, that the Notes to be received by it, the Common Stock issuable upon conversion of the Notes will be acquired for investment for its own account. By executing this Agreement, Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

                  (c)    DISCLOSURE OF INFORMATION.  Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Notes.  Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Notes, and the business, properties, prospects and financial condition of the Company.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 4.01 of this Agreement or the right of Investor to rely thereon.

                  (d)    INVESTMENT EXPERIENCE.  Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Notes.  If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Notes.

                  (e)    RESTRICTED SECURITIES.  Investor understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances.  In this connection, Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

                  (f)    LEGENDS.  It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

                       (i)    "These securities have not been registered under the Securities Act of 1933, as amended.  They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Securities Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Securities Act."

                       (ii)   Any legend required by the laws of the State of Nevada

ARTICLE V

CONDITIONS

          SECTION 5.01   CONDITIONS OF INVESTOR AT THE CLOSING.  The obligation of Investor to purchase the Notes at the Closing shall be subject to the satisfaction of each of the following conditions:

                  (a)    The representations and warranties of 3PEA contained in Section 4.01 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

                  (b)    The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

          SECTION 5.02   CONDITIONS OF 3PEA.  The obligations of the Company to Investor under this Agreement are subject to each of the following conditions:

                  (a)    The representations and warranties of Investor contained in Section 4.02 shall be true on and as of the Closing as though such representations and warranties had been made on and as of such dates.

                  (b)    Investor shall have funded the principal amount of the Notes as specified in Sections 2.01

ARTICLE VI

COVENANTS

          SECTION 6.01   AFFIRMATIVE COVENANTS.  So long as any of the Notes shall remain unpaid, 3PEA agrees that:

                  (a)    PRESERVATION OF EXISTENCE.  3PEA will maintain and preserve, through itself or any successor to its business, its corporate existence, its rights to transact business and all other rights, franchises and privileges necessary or desirable in the normal course of its business and operations and the ownership of its material properties.

                  (b)    PAYMENT OF TAXES.  3PEA will pay and discharge all taxes..

                  (c)    COMPLIANCE WITH LAWS.  3PEA will comply in all material respects with the requirements of all applicable laws.

                  (d)    MAINTENANCE OF PROPERTIES.  3PEA will use commercially reasonable efforts to maintain and preserve all of its material properties.

                  (e)    LICENSES.  3PEA will use commercially reasonable efforts to obtain and maintain all licenses.

                  (f)    PLACE OF BUSINESS.  The Company shall provide Investor prompt written notice of any change in the location of its principal place of business and its chief executive office from 3068 E. Sunset Road, Suite 3, Las Vegas, Nevada 89120

                  (h)    VISIT RIGHTS.  The Company shall permit Investor, at Investor's expense, to visit the Company's office, and to discuss the Company's affairs, finances and accounts with its officers upon mutually acceptable arrangements.

ARTICLE VII

EVENTS OF DEFAULT

          SECTION 7.01   EVENTS OF DEFAULT.  Any of the following events that shall occur shall constitute an "EVENT OF DEFAULT":

                  (a)    PAYMENTS.  3PEA shall fail to pay when due any amount of principal of, or interest on, any Note, or any other amount payable under any Transaction Document, and such failure shall remain unremedied by 3PEA for a period of 30 days following the date of notice that such payment is due.

                  (b)    REPRESENTATIONS AND WARRANTIES.  Any representation or warranty by 3PEA in the Transaction Documents shall prove to have been incorrect in a material respect when made or deemed made.

                  (c)    FAILURE BY 3PEA TO PERFORM CERTAIN COVENANTS.  3PEA shall fail to perform or observe any material term, covenant or agreement contained in this Agreement and any such failure shall remain unremedied for a period of 30 days from the notice by Investor of the occurrence thereof.

          SECTION 7.02 CURES.  Upon each of such Event of Default, the Company shall have thirty (30) days to cure such default after receipt of written notice of default from Investor specifying the nature of the Company's default.  If the Company is unable to cure its default within such thirty (30) day period, Investor may, at its option, accelerate repayment of the Outstanding Balance in which case the Outstanding Balance shall be due and payable immediately.  Upon any default of the Company hereunder, Investor may pursue any remedies that are available to it.

ARTICLE VIII

MISCELLANEOUS

          SECTION 8.01   AMENDMENTS AND WAIVERS.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of 3PEA and Investor.

          SECTION 8.02   NOTICES.  Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing. All notices shall be sent via FedEx Standard overnight delivery with signature confirmation to the address below or as revised in writing by the parties.

To Investor:

To:______________

Address: ______________________

Attn: _____________________

Fax:  ____________________

To the Company:

3Pea Technologies, Inc.

3068 E. Sunset Road, Suite 3

Las Vegas, Nevada 89120

Attn: Mark R. Newcomer

Fax: (702) 453-2223

          SECTION 8.03 SURVIVALS.  All covenants, agreements, representations and warranties made herein shall, except to the extent otherwise provided herein, survive the execution and delivery of this Agreement, the execution and delivery of the Notes, and shall continue in full force and effect so long as Investor has any commitment, any Notes remain outstanding or unpaid or any obligation to perform any other act under this Agreement or the Transaction Documents otherwise remains unsatisfied.

          SECTION 8.04   BENEFITS OF AGREEMENT.  The Transaction Documents are entered into for the sole protection and benefit of the parties hereto and their successors and assigns, and no other person shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, any Transaction Document.

          SECTION 8.05   BINDING EFFECT; ASSIGNMENT.  This Agreement shall become effective when it shall have been executed by 3PEA and Investor and thereafter shall be binding upon, inure to the benefit of and be enforceable by 3PEA, Investor and their respective successors and assigns.

          SECTION 8.06   GOVERNING LAW.  This Agreement shall be governed by, and construed in accordance with the law of the State of Nevada.

          SECTION 8.07   ENTIRE AGREEMENTS.  This Agreement and the documents referred to herein constitute the entire agreement between the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

          SECTION 8.08   SEVERABILITY.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          SECTION 8.09   COUNTERPARTS.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

          SECTION 8.10   PUBLIC ANNOUNCEMENTS.  Neither party shall use the other's name nor refer to the other directly or indirectly in connection with the investment contemplated herein in any advertisement, news release or professional or trade publication, or in any other manner, unless otherwise required by law, or with prior written consent.

      SECTION 8.11   DISPUTE RESOLUTION.  The parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement.

             SECTION 8.12   BLUE SKY NOTICES:

IT IS ANTICIPATED THAT THE SECURITIES DESCRIBED HEREIN MAY BE OFFERED FOR SALE IN SEVERAL STATES.  THE SECURITIES BLUE SKY LAWS OF SOME OF THOSE STATES REQUIRE THAT CERTAIN CONDITIONS AND RESTRICTIONS RELATING TO THE OFFERING BE DISCLOSED.  A DESCRIPTION OF THE RELEVANT CONDITIONS AND RESTRICTIONS REQUIRED BY THE STATES IN WHICH THE COMPANY MAY OFFER ITS SECURITIES FOR SALE IS SET FORTH BELOW.

SECTION 8.13   STATE NOTICE REQUIREMENTS

NOTICE REQUIREMENTS IN STATES WHERE SHARES MAY BE SOLD ARE AS FOLLOWS:

NOTICE TO ARIZONA RESIDENTS

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE ARIZONA SECURITIES ACT AND CANNOT BE RESOLD UNLESS THEY ARE REGISTERED UNDER SUCH ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

NOTICE TO CALIFORNIA RESIDENTS

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY TO ANY INTEREST THEREIN OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.

NOTICE TO ILLINOIS RESIDENTS

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECRETARY OF STATE OF ILLINOIS OR THE STATE OF ILLINOIS, NOR HAS THE SECRETARY OF STATE OF ILLINOIS OR THE STATE OF ILLINOIS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO NEVADA RESIDENTS

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER APPLICABLE SECURITIES LAWS OF NEVADA AND THEREFORE CANNOT BE RESOLD OR TRANSFERRED UNLESS THEY ARE SUBSEQUENTLY REGISTERED OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

NOTICE TO OHIO RESIDENTS

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE OHIO SECURITIES ACT, BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING.  THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS THEY ARE SUBSEQUENTLY REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

NOTICE TO TENNESSEE RESIDENTS

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS  AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION WHEREFROM.  INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISK OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

(COMPANY)

3PEA TECHNOLOGIES, INC.

By:

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Date:

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Name:

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Title:

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(INVESTOR)

By:

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Date:

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Name:

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Title:

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--Signature Page to the Convertible Note Purchase Agreement—

EXHIBIT A

FORM OF CONVERTIBLE PROMISSORY NOTE

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED FOR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IS AN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

3PEA TECHNOLOGIES, INC.

CONVERTIBLE PROMISSORY NOTE

$________

Las Vegas, Nevada

March 30, 2005

          FOR VALUE RECEIVED, 3 PEA TECHNOLOGIES, INC., a Nevada corporation ("MAKER" or "3PEA"), promises to pay to the order of ___________________

 ("HOLDER"), the principal sum of _________________ ( $ ______________), together with interest from the date of this Note on the unpaid principal balance at a rate of 6.0% per annum. Interest shall be computed as simple annual interest on the basis of a year of 360 days for the actual number of days occurring in the period for which such commitment fee or interest is payable.  Payment shall be made by Maker to Holder at the address of ___________________ or to such other address of Holder as it shall designate in a written notice to Maker.

          This Note is issued pursuant to that certain Convertible Note Purchase Agreement dated as of ________________, between Maker and Holder (the "AGREEMENT"). Terms used herein have the meanings assigned to those terms in the Agreement, unless otherwise defined herein.

          The terms of payment of principal and accrued interest shall be in accordance with the terms and conditions of the Agreement.  Payment shall be made in lawful tender of the United States and shall be credited first to accrued interest then due and payable with the remainder applied to principal. Prepayment of the principal, together with accrued interest, may be made at any time without penalty or premium, subject to Section 3.03 of the Agreement.

          The unpaid principal on this Note (or any portion thereof) shall be convertible at the election of Holder into shares of 3PEA Common Stock pursuant to the terms and conditions set forth in the Agreement.

          If action is instituted to collect this Note, Maker will pay all costs and expenses, including reasonable attorneys' fees, incurred in connection with such action. Maker hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

          The holding of any provision of this Note to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provisions and the other provisions of this Note shall remain in full force and effect.

          This Note shall be construed in accordance with the laws of the state of Nevada, without regard to the conflicts of law provisions of the state of Nevada or of any other state.

          The Maker has caused this Convertible Promissory Note to be issued as of the date first above written.

3PEA TECHNOLOGIES, INC.

By:

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Name:

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Title:

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